NEXCORE HEALTHCARE CAPITAL CORP

RESTRICTED SECURITIES AWARD AGREEMENT

This Restricted Securities Award Agreement (the “Agreement”) is made as of December 16, 2013 (the “Grant Date”) by and between NexCore Healthcare Capital Corp, a Delaware corporation (the “Company”), and Gregory C. Venn (the “Grantee”).

In consideration of the mutual covenants and representations set forth below, the Company and the Grantee agree as follows:

1.                  Grant of the Restricted Securities. Subject to the terms and conditions of this Agreement, the Company hereby awards to the Grantee 174,675 shares of common stock of the Company and 174,675 Class B Units of NexCore Real Estate LLC (the “Shares”). The Shares, whether vested or unvested, shall be subject to the terms of the Company’s Voting Agreement and Lock-up Agreement, if applicable.

2.                  Forfeiture.

A.                 Forfeiture of Unvested Shares Upon Cessation. In the event that the Grantee ceases to be an employee of the Company (a “Service Provider”), any Shares which have not yet vested pursuant to Section 3 below (the “Unvested Shares”) shall be immediately and automatically forfeited without consideration; provided, however, such Shares shall not be forfeited but shall immediately vest in accordance with Section 3 upon Grantee’s cessation of employment with the Company due to (i) a termination without Cause, (ii) Grantee’s death, Disability or Retirement, or (iii) a Change of Control.

B. the termination of the Grantee’s employment by act of the Company’s board of directors on account of (i) an act by the Grantee of willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement in the performance of the Grantee’s duties with the Company; (ii) repeated failure to adhere to the lawful directions of Company management, or to adhere to the Company’s lawful policies and practices; (iii) continued failure to substantially perform the Grantee’s duties properly assigned to him after demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes the Grantee has not substantially performed his duties

C. “Disability” Definition. For purposes of this Agreement, “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Internal Revenue Code of 1986), as determined by a medical doctor satisfactory to the board of directors of the Company.

D. “Retirement” Definition. For purposes of this Agreement, “Retirement” means the voluntary termination of employment or engagement by an employee or consultant of the Company or an affiliate who represents that he/she is not performing and does not intend to perform any activities similar to the Company’s business activities, whether or not in competition with the Company.

E. “Change of Control” Definition. For purposes of this Agreement, a “Change of Control” means either:

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(1)               the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or securities transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company), unless the Company’s shareholders or members immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities for the purposes of raising additional funds shall not constitute a Change of Control hereunder); or

(2)               a sale of all or substantially all of the assets of the Company; or

(3)               the complete liquidation or dissolution of the Company.

3.                  Vesting.

A.                 Vesting. One-third (⅓) of the total number of Shares shall vest immediately on the Grant Date. So long as the Grantee’s continuous status as a Service Provider has not yet terminated, then one-third (⅓) of the total number of Shares shall vest on the first anniversary of the Grant Date, and the remaining one-third (⅓) of the total number of the Shares shall vest on the second anniversary of the Grant Date. As Shares vest, such Shares shall be referred to as the “Vested Shares.”

B.                 Acceleration upon a Change of Control. Upon a Change of Control, all of the Unvested Shares shall immediately become Vested Shares.

C.                 Acceleration upon a Termination without Cause. In the event Grantee’s employment with the Company is terminated without Cause, all of the Unvested Shares shall immediately become Vested Shares.

D.                 Acceleration upon Grantee’s Death, Disability or Voluntary Retirement. In the event of Grantee’s death, Disability or voluntary retirement from the Company, all of the Unvested Shares shall immediately become Vested Shares.

E.                  Restrictions on Securities Distributed In Kind. Any securities that may be distributed in kind to Grantee by the Company after the date hereof, shall be subject to the same restrictions as the Shares to which they relate are subject to pursuant to this Agreement, including all vesting and forfeiture provisions herein.

4.                  Limitation on Payments.

A.                 Payments Limitation. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Grantee (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Grantee’s benefits under this Agreement shall be either:

(1)               delivered in full, or

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(2)               delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Grantee on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Any reduction in payments and/or benefits required by this Section 4 will occur in the following order: (a) reduction of cash payments; (b) reduction of vesting acceleration of equity awards; and (c) reduction of other benefits paid or provided to the Grantee. In the event that acceleration of vesting of equity awards is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant for the Grantee’s equity awards. If two or more equity awards are granted on the same date, each award will be reduced on a pro-rata basis. In no event will the Grantee exercise any discretion with respect to the ordering of any reductions of payments or benefits under this Section 4.

B.                 Determination. Unless the Company and the Grantee otherwise agree in writing, any determination required under this Section 4 shall be made in writing by the Company’s independent public accountants or a national “Big Four” accounting firm selected by the Company (the “Accountants”), whose determination shall be conclusive and binding upon the Grantee and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Grantee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 4. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.

5.                  Restrictions on Transfer.

A.                 Investment Representations and Legend Requirements. The Grantee hereby makes the investment representations listed on Exhibit A to the Company as of the date of this Agreement, and agrees that such representations are incorporated into this Agreement by this reference, such that the Company may rely on them in issuing the Shares. The Grantee understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws including legends relating to the Company’s Voting Agreement and/or Lock-up Agreement:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHTS OF FORFEITURE HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED SECURITIES AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND FORFEITURE RIGHTS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

B.                 Stop-Transfer Notices. The Grantee agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

C.                 Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, the Company’s Voting Agreement and Lock-up Agreement, if applicable or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends or distributions to any grantee or other transferee to whom such Shares shall have been transferred in violation of any of the provisions of this Agreement, the Company’s Voting Agreement and Lock-up Agreement, if applicable.

D.                 Unvested Shares. No Unvested Shares nor any beneficial interest in any of such Shares, shall be sold, gifted, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Grantee.

E.                  Vested Shares. No Vested Shares purchased pursuant to this Agreement, nor any beneficial interest in such Vested Shares, shall be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Grantee or any subsequent transferee, except in compliance with the terms and conditions of this Agreement, the Company’s Voting Agreement and Lock-up Agreement, if applicable.

6.                  Tax Consequences. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of ownership of the Shares and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. The Grantee understands that Section 83 of the Code taxes as ordinary income the difference between the purchase price of the Shares and the fair market value of the Shares as of the date the Shares vest and any restrictions on the Shares lapse. The Grantee understands that the Grantee may elect to be taxed at the time the Shares are granted rather than when and as the Shares vest by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of grant. The form for making this section 83(b) election is attached to this agreement as Exhibit B and the Grantee (and not the Company or any of its agents) shall be solely responsible for appropriately filing such form, even if the Grantee requests the company or its agents to make this filing on THE Grantee’s behalf.

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7.                  General Provisions.

A.                 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

B.                 Entire Agreement. This Agreement (including any Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled, including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral.

C.                 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the Grantee at its address as set forth on the signature page hereto or which is on record with the Company, or to the principal office of the Company and to the attention of the Chief Financial Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 7(C).

D.                 Assignment; Transfers. Except as set forth in this Agreement, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Grantee without the prior written consent of the Company. Any attempt by the Grantee without such consent to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Except as set forth in this Agreement, any transfers in violation of any restriction upon transfer contained in any section of this Agreement shall be void, unless such restriction is waived in accordance with the terms of this Agreement.

E.                  Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

F.                  Grantee Investment Representations and Further Documents. The Grantee agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement, including (but not limited to) the applicable exhibits and attachments to this Agreement.

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G.                 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

H.                 Rights as Shareholder/Member. Subject to the terms and conditions of this Agreement, the Grantee shall have all of the rights of a member or shareholder of the Company with respect to the Vested Shares and Unvested Shares, from and after the date of this Agreement (including the applicable exhibits and attachments to this Agreement) to the Company, and until such time as the Grantee disposes of the Shares in accordance with this Agreement. Upon such transfer, the Grantee shall have no further rights as a holder of the Shares so purchased except (in the case of a transfer to the Company) the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and the Grantee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

I.                    Adjustment for Securities Split. All references to the number of Shares in this Agreement shall be adjusted to reflect any split, dividend or other change in the Shares which may be made after the date of this Agreement.

J.                   Service at Will. THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES PURSUANT TO THIS AGREEMENT IS EARNED ONLY BY CONTINUING SERVICE OF THE GRANTEE AS A SERVICE PROVIDER AT WILL AND SUBJECT TO ACCELERATION AS PROVIDED IN SECTION 3 HEREOF (AND NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT OF THE GRANTEE AS A SERVICE PROVIDER FOR THE VESTING PERIOD, OR FOR ANY PERIOD AT ALL, AND SHALL NOT INTERFERE WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S RELATIONSHIP WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE.

K.                 Dispute Resolution.

(1)               Forum and Venue. Except as otherwise specifically provided in this Agreement, any controversy or claim arising out of or relating to this Agreement shall be resolved exclusively through binding arbitration in accordance with the rules of the American Arbitration Association, and judgment upon an award arising in connection therewith may be entered in any court of competent jurisdiction. Any arbitration, mediation, court action, or other adjudicative proceeding arising out of or relating to this Agreement shall be held in Denver, Colorado, or, if such proceeding cannot be lawfully held in such location, as near thereto as applicable law permits.

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(2)               Fees and Costs. The prevailing party or parties in any arbitration, mediation, court action, or other adjudicative proceeding arising out of or relating to this Agreement shall be reimbursed by the party or parties who do not prevail for their reasonable attorneys, accountants and experts fees and related expenses (including reasonable charges for in-house legal counsel and related personnel) and for the costs of such proceeding. In the event that two or more parties are deemed liable for a specific amount payable or reimbursable under this Section 7(K), such parties shall be jointly and severally liable therefore.

(3)               Special Acknowledgment. EACH GRANTEE ACKNOWLEDGES AND AGREES THAT: (i) SUCH GRANTEE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE; (ii) SUCH GRANTEE HAS CAREFULLY READ AND FULLY UNDERSTANDS THIS AGREEMENT; (iii) SUCH GRANTEE IS WAIVING ANY RIGHT TO A JURY TRIAL; AND (iv) THIS AGREEMENT IS INTENDED TO BE STRICTLY ENFORCEABLE. EACH GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF ITS CHOICE BEFORE SIGNING THIS AGREEMENT.

L.                  Reliance on Counsel and Advisors. The Grantee acknowledges that he or she has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors. The Grantee is relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

M.                Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank]

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The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Restricted Securities Award Agreement.

Grantee:

Gregory C. Venn

/s/ Gregory C. Venn

Signature

Gregory C. Venn

Print Name

Company:

NEXCORE HEALTHCARE CAPITAL CORP

/s/ Robert E. Lawless

Signature

/s/ Robert E. Lawless

Print Name

Chief Financial Officer

Print Title

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

GRANTEE : Gregory C. Venn

COMPANY : NexCore Healthcare Capital Corp

SECURITY : Restricted Securities

AMOUNT : 174,675 Shares

DATE : December 16, 2013

In connection with the purchase of the above-listed Shares, I, the undersigned Grantee, represent to the Company as follows:

1.                  The Company may rely on these representations. I understand that the Company’s sale of the Shares to me has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), because the Company believes, relying in part on my representations in this document, that an exemption from such registration requirement is available for such sale. I understand that the availability of this exemption depends upon the representations I am making to the Company in this document being true and correct.

2.                  I am purchasing for investment. I am purchasing the Shares solely for investment purposes, and not for further distribution. My entire legal and beneficial ownership interest in the Shares is being purchased and shall be held solely for my account, except to the extent I intend to hold the Shares jointly with my spouse. I am not a party to, and do not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the Shares. My investment intent is not to hold the Shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the Shares, or for any other fixed period in the future.

3.                  I can protect my own interests. I can properly evaluate the merits and risks of an investment in the Shares and can protect my own interests in this regard, whether by reason of my own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom I have consulted, or my preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

4.                  I am informed about the Company. I am sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Shares. I have had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and have received all information I deem appropriate for assessing the risk of an investment in the Shares.

5.                  I recognize my economic risk. I realize that the purchase of the Shares involves a high degree of risk, and that the Company’s future prospects are uncertain. I am able to hold the Shares indefinitely if required, and am able to bear the loss of my entire investment in the Shares.

6.                  I know that the Shares are restricted securities. I understand that the Shares are “restricted securities” in that the Company’s sale of the Shares to me has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, I also understand and agree that:

A.                 I must hold the Shares indefinitely, unless any subsequent proposed resale by me is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

B.                 the Company is under no obligation to register any subsequent proposed resale of the shares by me; and

C.                 the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

7.                  I am familiar with Rule 144. I am familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the Shares acquired from an issuer in a non-public offering. I understand that my ability to sell the Shares under Rule 144 in the future is uncertain, and may depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than a specified period after my purchase and full payment (within the meaning of Rule 144) for the Shares; and (iii) if I am an affiliate of the Company (A) the sale being made in an unsolicited “broker’s transaction”, transactions directly with a market maker or riskless principal transactions, as those terms are defined under the Securities Exchange Act of 1934, as amended, (B) the amount of Shares being sold during any three-month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

8.                  I know that Rule 144 may never be available. I understand that the requirements of Rule 144 may never be met, and that the Shares may never be saleable under the rule. I further understand that at the time I wish to sell the Shares, there may be no public market for the Company’s Shares upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which may preclude me from selling the Shares under Rule 144 even if the relevant holding period had been satisfied.

9.                  I know that I am subject to further restrictions on resale. I understand that in the event Rule 144 is not available to me, any future proposed sale of any of the Shares by me will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) my written notice to the Company containing detailed information regarding the proposed sale, (ii) my providing an opinion of my counsel to the effect that such sale will not require registration, and (iii) the Company notifying me in writing that its counsel concurs in such opinion. I understand that neither the Company nor its counsel is obligated to provide me with any such opinion. I understand that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

10.              I know that I may have tax liability due to the uncertain value of the Shares. I understand that the Over-the-Counter (OTC) price on the Grant Date of the Shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the Shares on the date of my purchase is substantially greater than the OTC price on the Grant Date. I understand that any additional value ascribed to the Shares by such an IRS determination will constitute ordinary income to me as of the purchase date, and that any additional taxes and interest due as a result will be my sole responsibility payable only by me, and that the Company need not and will not reimburse me for that tax liability.

11.              Residence. The address of my principal residence is on record with the Company.

By signing below, I acknowledge my agreement with each of the statements contained in this Investment Representation Statement as of the date first set forth above, and my intent for the Company to rely on such statements in issuing the Shares to me.

/s/ Gregory C. Venn

Grantee’s Signature

Gregory C. Venn

Print Name

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

the form for making this section 83(B) election is attached to this agreement as Exhibit B.

YOU MUST FILE THIS FORM WITHIN 30 DAYS OF THE DATE OF AWARD OF THE SHARES.

YOU (and not the Company or any of its agents) shall be solely responsible for filing such form WITH THE IRS, even if YOU request the company or its agents to make this filing on YOUR behalf and even if the company or its agents have previously made this filing on YOUR Behalf.

The election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See <www.irs.gov>

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF THE

INTERNAL REVENUE CODE OF 1986, AS AMENDED

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his or her gross income the amount of any compensation taxable to him or her in connection with his or her receipt of the property described below:

1.                  The name, address and taxpayer identification number of the undersigned are as follows:

NAME OF TAXPAYER: Gregory C. Venn

TAXPAYER’S ADDRESS:

TAXPAYER ID #:

2.                  The property with respect to which the election is made is described as follows: 174,675 shares of common stock of NexCore Healthcare Capital Corp (the “Company”) and 174,675 Class B Units of NexCore Real Estate LLC (the “Shares”).

3.                  The date on which the property was transferred is: December 16, 2013.

4.                  The taxable year for which the election is made is: 2013.

5.                  The property is subject to a two-year vesting schedule. In addition, the Shares are subject to forfeiture upon the occurrence of certain events. This right lapses with regard to all of the Shares upon the occurrence of certain events.

6.                  The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $ 78,604.

7.                  The amount, if any, paid for such property: $0.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understand(s) that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: January 10, 2014

Taxpayer